Execution Copy
                                CREDIT AGREEMENT


                                      among

                          NORTHLAND CRANBERRIES, INC.,
                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

                         FIRSTAR BANK MILWAUKEE, N. A.,
                                    as Agent



                           Dated as of March 15, 1999

                           NORTHLAND CRANBERRIES, INC.
                                CREDIT AGREEMENT



Firstar Bank Milwaukee, N. A., as Agent
Milwaukee, Wisconsin
and
The Financial Institutions Identified Herein

Gentlemen:

       The undersigned, NORTHLAND CRANBERRIES, INC., a Wisconsin corporation (the "Company") requests that the undersigned financial institutions (together with their respective successors and assigns, collectively, the "Banks") make a revolving credit facility available to the Company upon the terms and conditions set forth in this Credit Agreement (the "Agreement"). Capitalized terms used herein and not defined shall have the meanings assigned thereto in Section 9, below.

SECTION 1.   THE CREDITS.

       Section 1.1. The Revolving Credit. Subject to all of the terms and conditions hereof, each Bank, severally and for itself alone, agrees to extend such Bank's Percentage (as reflected on the signatures pages hereto) of a revolving credit facility to the Company which may be availed of by the Company in its discretion from time to time, be repaid and used again, during the period from the date hereof to and including the Revolving Credit Termination Date. The revolving credit facility may be utilized by the Company in the form of (i) revolving credit loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") from the Banks according to their respective Percentages, (ii) swing line loans (individually a "Swing Line Loan" and collectively, the "Swing Line Loans") from the Swing Line Lender, pursuant to
Section 1.2 hereof, and (iii) L/Cs issued by the Issuer upon request of the Company and in which each Bank shall have purchased a participation, provided that the aggregate amount of the Revolving Credit Loans, Swing Line Loans, Reimbursement Obligations and the maximum amount available to be drawn under all L/Cs outstanding at any one time shall not exceed One Hundred Forty Million Dollars ($140,000,000) (the "Revolving Credit Commitment"). All Revolving Credit Loans shall be evidenced by Revolving Credit Notes of the Company (the "Revolving Credit Notes") payable to the order of each of the Banks in the amounts of their respective Percentages of the Revolving Credit Commitment, such Revolving Credit Notes to be in substantially the form attached hereto as
Exhibit 1.1. Without regard to the face principal amounts of each of the Revolving Credit Notes, the actual principal amount at any time outstanding and owing by the Company on account thereof during the period ending on the Revolving Credit Termination Date shall be the sum of all Revolving Credit Loans then or theretofore made thereon less all principal payments actually received thereon during such period.

       Section 1.2. Swing Line. Subject to all of the terms and conditions hereof, the Swing Line Lender agrees to extend a swing line facility to the Company which may be availed of by the Company in its discretion from time to time, be repaid and used again, during the period from the date hereof to and including the Revolving Credit Termination Date. The aggregate amount of Swing Line Loans outstanding at any one time shall not exceed Five Million Dollars ($5,000,000) (the "Swing Line Commitment"). Each Swing Line Loan may be in any amount selected by the Company. The Swing Line Loans shall be evidenced by a Swing Line Note of the Company (the "Swing Line Note") payable to the order of the Swing Line Lender in the amount of the Swing Line Commitment, such Swing Line Note to be in substantially the form attached hereto as Exhibit 1.2. Without regard to the face principal amount of the Swing Line Note, the actual principal amount at any time outstanding and owing by the Company on account thereof during the period ending on the Revolving Credit Termination Date shall be the sum of all Swing Line Loans then or theretofore made thereon, less all principal payments actually received thereon during such period. Upon the occurrence and during the continuation of a Default or an Event of Default, the Swing Line Lender may, in its discretion, require that each of the Banks make a Revolving Credit Loan in an amount equal to its Percentage of the outstanding Swing Line Loans and all accrued and unpaid interest thereon, the proceeds of which Revolving Credit Loans will be paid to the Agent for the account of the Swing Line Lender to pay the outstanding Swing Line Loans. Effective on the days such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. The Company shall pay to the Swing Line Lender, promptly following the Swing Line Lender's demand, the amount of its outstanding Swing Line Loans to the extent amounts received from such Revolving Credit Loans are not sufficient to repay in full the outstanding Swing Line Loans.

       Section 1.3. Obligations Several and Not Joint. The failure of one or more Banks to lend in accordance with its Percentage shall not relieve the other Banks of their obligations to the Company (including without limitation their obligation to lend), but none of the Banks shall be obligated to lend in excess of its Percentage.

       Section 1.4. Manner of Borrowing for Domestic Rate Portions. The Company shall notify the Agent (which may be written or oral, but which must be given prior to 11:00 a.m. (Milwaukee time)) of the date (which may, subject to the immediately preceding parenthetical, be the date on which such notice is given) upon which it requests that any Domestic Rate Portion be created under the Revolving Credit Commitment or any advance be made to it under the Swing Line Commitment, specifying the amount of each such loan. Except to the extent such request is for a Swing Line Loan, the Agent shall promptly give notice of such request to each of the Banks and each Bank shall, before 1:00 p.m. (Milwaukee time) on the date of such borrowing make available to the Agent at its office, in immediately available funds, such Bank's Percentage of such loan. Subject to all of the terms and conditions hereof, the proceeds of each loan shall be made available to the Company on the date requested by the Company at the office of the Agent in Milwaukee and in funds there current. Each Revolving Credit Loan shall initially constitute part of the Domestic Rate Portion except to the extent the Company has otherwise timely elected, all as provided in Section 2 hereof. Each Swing Line Loan shall constitute part of the Domestic Rate Portion.


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

Section 1.5. Letters of Credit.

              (a) Generally. Subject to all the terms and conditions hereof, at the Company's request the Issuer may in its discretion issue letters of credit (each an "L/C" and, collectively, the "L/Cs") for the account of the Company subject to availability under the Revolving Credit Commitment. Each L/C shall be issued pursuant to an Application for Commercial Letter of Credit and Commercial Letter of Credit Agreement (the "L/C Agreement") substantially in the form of Exhibit 1.5 hereto. The L/Cs shall consist of standby and trade letters of credit; provided that the aggregate undrawn face amount of the L/Cs plus the amount of all unpaid Reimbursement Obligations shall not at any time exceed Ten Million Dollars ($10,000,000). Each L/C shall have an expiry date not more than one (1) year from the date of issuance thereof (but in no event later than the Revolving Credit Termination Date). The amount available to be drawn under each L/C issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit.

              (b) Participation by the Banks. Upon issuance of any L/C, the Issuer shall promptly notify the Banks of the amount and terms of each such L/C and each Bank (other than the Issuer) agrees that it shall be deemed to have purchased a pro rata participation therein from the Issuer in an amount equal to that Bank's Percentage of the face amount of such L/C. Promptly after payment by the Issuer of any amount drawn upon any L/C, which amount is not otherwise paid or reimbursed by the Company or funded with the proceeds of a Revolving Credit Loan in accordance with
       Section 1.6, the Agent shall, without notice to or the consent of the Company direct each Bank (other than the Issuer) to make payment to the Issuer, pro rata in accordance with their respective Percentages, with respect to the amount so paid by the Issuer to fund such Bank's participation in the payment made by the Issuer under such L/C. If for any reason or under any circumstance the Company does not pay a Reimbursement Obligation, the Company shall nonetheless be obligated to pay such Reimbursement Obligation together with interest in accordance with Section 1.6. Until such Reimbursement Obligation is satisfied, each Bank shall have an undivided participation interest in an amount equal to such Bank's Percentage of the Reimbursement Obligation and shall be entitled to the interest accruing on such participation interest until paid in full by the Company.

              (c) Fees. In consideration of the issuance of L/Cs, the Company agrees to pay to the Issuer (i) a fee (the "L/C Issuance Fee") in the amount equal to one-eighth of one percent (0.125%) of the face amount of each L/C issued hereunder, payable on the date of issuance of each L/C hereunder and on the date of each extension, if any, of the expiry date of each L/C, (ii) a participation fee (the "L/C Participation Fee") in an amount per annum equal to the Applicable Margin for LIBOR Portions of the undrawn face amount of each L/C issued hereunder, payable quarterly in arrears on the last day of each quarter and at maturity for the pro rata accounts of the Banks, and (iii) such drawing, negotiation, amendment and other administrative fees in connection with each L/C as may be established by the Issuer from time to time and applicable generally to letters of credit issued by the Issuer (the "L/C Administrative Fee"), payable on any other date or dates of issuance of each L/C hereunder and on the date required by the Issuer upon notice of to


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

       the Company. The Issuer will use its best efforts to provide the Company thirty (30) days' prior notice of any changes to the L/C Administrative Fees; provided, however, the Issuer's failure to provide such notice to the Company shall in no way relieve the Company of its obligation to pay such L/C Administrative Fees.

              (d) Funding, Reimbursement, Etc. Notwithstanding anything contained in any L/C Agreement to the contrary: (i) except for the
       Collateral and as otherwise provided in Section 3.4 hereof, in the absence of an Event of Default, the Issuer will not call for the funding by the Company of any amount under an L/C issued for the Company's account, or for any other form of collateral security for the Company's obligations in connection with such L/C, before being presented with a drawing thereunder, and (ii) if the Issuer is not timely reimbursed for the amount of any drawing under an L/C on the date such drawing is paid, the Company's obligation to reimburse the Issuer for the amount of such drawing shall bear interest at the default rate specified in Section 2.2 hereof. If the Issuer issues any L/C with an expiration date that is automatically extended unless the Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such L/C if so extended would be after the Revolving Credit Termination Date, or (ii) the Revolving Credit Commitment has been terminated.

       Section 1.6. Reimbursement Obligation. The Company is obligated, and hereby unconditionally agrees, to pay in immediately available funds to the Issuer each draft drawn and presented under an L/C issued by the Issuer hereunder not later than the date such draft is presented for payment to the Issuer (the obligation of the Company under this Section 1.6 with respect to any L/C is a "Reimbursement Obligation"). The Issuer's determination of whether a draft or other request for payment under an L/C complies with the terms of such L/C shall be made in a commercially reasonable manner. If at any time the Company fails to pay any Reimbursement Obligation when due, the Company shall be deemed to have automatically requested a Revolving Credit Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which loan shall be used to repay such Reimbursement Obligation. Such loan shall only be made if no Default or Event of Default shall exist and the other conditions set forth in Section 6 hereof are satisfied, and shall be subject to availability under the Revolving Credit Commitment. If such loan is not made by the Banks pursuant to this Agreement, the unpaid amount of such Reimbursement Obligation shall be due and payable to the Issuer upon demand and shall bear interest at the default rate of interest specified in Section 2.2 hereof.

SECTION 2.   INTEREST.

       Section 2.1. Options.  Subject to all of the terms and conditions of this
Section 2, portions of the principal indebtedness evidenced by the Notes (all of the indebtedness evidenced by the Notes bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Company, bear interest with reference to the Domestic Rate (the "Domestic Rate Portions"), or with reference to the Adjusted LIBOR Rate


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("LIBOR  Portions"),  and Portions  may be converted  from time to time from one basis to the other. All of the indebtedness evidenced by the Notes which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by the Notes which bears interest with reference to a particular Adjusted LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Portion. The Company promises to pay interest on each Portion at the rates and times specified in this Section 2.

       Section 2.2. Domestic Rate Portion. The Domestic Rate Portion shall bear interest (which the Company promises to pay at the times herein provided), at the rate per annum equal to the Domestic Rate as in effect from time to time, provided that if the Domestic Rate Portion is not paid when due, after giving effect to any grace periods, (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest (which the Company promises to pay at the times hereinafter provided), whether before or after judgment, for the period from the date such Portion became due and until payment in full thereof, at the rate per annum determined by adding two percent (2%) to the interest rate which would otherwise be applicable thereto from time to time. Interest on the Domestic Rate Portion shall be payable on the last day of each month in each year and at maturity of the Notes and interest after maturity shall be due and payable upon demand.

       Section 2.3. LIBOR Portions. Each LIBOR Portion shall bear interest (which the Company promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period plus the Applicable Margin, provided that if any LIBOR Portion is not paid when due, after giving effect to any grace periods (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest (which the Company promises to pay at the times hereinafter provided) whether before or after judgment, for the period from the date such Portion became due and until payment in full thereof, through the end of the Interest Period then applicable thereto at the rate per annum determined by adding two percent (2%) to the interest rate otherwise applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to the Domestic Rate Portion after Default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity shall be due and payable upon demand.

       Section 2.4. Computation. All interest on the indebtedness evidenced by the Notes and all fees, charges and commissions due hereunder shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

       Section 2.5. Minimum Amounts. Each Revolving Credit Loan constituting a Domestic Rate Portion shall be in a minimum amount of One Hundred Thousand Dollars ($100,000) or any greater amount that is an integral multiple of Fifty Thousand Dollars ($50,000). Each LIBOR Portion shall be in a minimum amount of One Million Dollars ($1,000,000) or any greater amount that is an integral multiple of Two Hundred Fifty Thousand Dollars ($250,000). The Company shall not have more than ten (10) LIBOR Portions of the Revolving Credit Commitment outstanding at any time.



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       Section 2.6. Manner of Rate Selection. The Company shall notify the Agent on or before 11:00 a.m. (Milwaukee time) at least three (3) Business Days (a) prior to the date upon which it requests that any LIBOR Portion be created or
(b) preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion or whether any part of the Domestic Rate Portion is to be converted into a LIBOR Portion. In either case the Company shall notify the Agent of the amount of the LIBOR Portion to be created, converted or continued and the Interest Period selected for such LIBOR Portion. If the Company shall fail to notify the Agent of any continuation of a LIBOR Portion, such LIBOR Portion shall automatically be converted into and added to the Domestic Rate Portion as of and on the last day of such Interest Period. Upon receipt of any such notice, the Agent shall promptly notify the Banks thereof. If any request is made to create a LIBOR Portion, not later than 1:00 p.m. (Milwaukee time) on the date of the funding of the LIBOR Portion, each Bank shall make available to the Agent at its office, in immediately available funds, such Bank's Percentage of such LIBOR Portion. If any request is made to convert a LIBOR Portion into a Domestic Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. Anything contained herein to the contrary notwithstanding, the obligation of the Agent and the Banks to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. All requests for the creation, continuance or conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the
Agent  is  hereby  authorized  to  honor  telephonic   requests  for  creations,
continuances and conversions received by it from any person identifying themselves as a person who the Agent's records reflect is authorized to act on behalf of the Company hereunder, the Company hereby indemnifies the Agent and the Banks from any liability or loss ensuing from the Agent so acting.

       Section 2.7. Change of Law. Notwithstanding any other provisions of this Agreement or the Notes, if at any time the Agent or any Bank shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for the Agent or any Bank to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Company and the obligation of the Agent or such Bank to create, continue or maintain such LIBOR Portion under this Agreement shall terminate until it is no longer unlawful for the Agent or such Bank to create, continue or maintain such LIBOR Portions. The Company, on demand, shall, if the continued maintenance of a LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the LIBOR Portions, together with all interest accrued thereon and all other amounts payable to the Agent or such Bank with respect thereto under this Agreement; provided, however, that the Company may instead elect to convert the principal amount of the affected Portion into a part of the Domestic Rate Portion, subject to the terms and conditions of this Agreement.

       Section 2.8. Unavailability of Deposits or Inability to Ascertain the Adjusted LIBOR Rate. Notwithstanding any other provision of this Agreement or the Notes, if prior to the commencement of any Interest Period, the Agent is advised that U. S. dollar deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to it in the offshore interbank market, the Agent shall promptly give notice thereof to the Company and the obligations of the Agent and the Banks to create, continue or

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

effect by conversion any LIBOR Portion in such amount and for such Interest Period shall terminate until U. S. dollar deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the offshore interbank market.

       Section 2.9. Taxes and Increased Costs. With respect to this Agreement the LIBOR Portions, the Revolving Credit Loans, the Swing Line Loans, any L/C, any L/C Agreement or any commitments of the Banks hereunder, if any Bank shall determine in good faith that any change after the date hereof in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the Portions contemplated by this Agreement (whether or not having the force of law) shall:

              (a) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Bank which is not in any instance already accounted for in computing the interest rate applicable to any such Portions;

              (b) subject such Bank, any Portion or L/C, to any tax (including, without limitation, any United States of America interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any Portion or L/C, except such taxes as may be measured by the overall net income or gross receipts of such Bank or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located;

              (c) change the basis of taxation of payments of principal or interest due from the Company to such Back hereunder, under a Note to the extent it evidences any Portion or an L/C (other than by a change in taxation of the overall net income or gross receipts of such Bank); or

              (d) impose on such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any Portion or L/C;

and such Bank shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of creating or maintaining any Portion, commitment or L/C hereunder or to reduce the amount of principal or interest received or receivable by such Bank (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Company shall pay on demand to such Bank from time to time as specified by such Bank such additional amounts as such Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount; provided, however, that (i) such Bank shall promptly notify the Company of an event which might cause it to seek compensation, and the Company shall be obligated to pay only such compensation which is

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

incurred or which arises after the date sixty (60) days prior to the date such notice is given, and (ii) the Company shall have no obligation to pay any amount that would otherwise be payable under this Section solely as a result of such Bank being in a regulatory classification that is lower than such Bank's regulatory classification on the date of this Agreement. If such Bank makes such a claim for compensation, it shall provide to the Company a written explanation of the circumstances giving rise to such claim and a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

       Section 2.10. Funding Indemnity. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Bank to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such
Bank), as a result of:

              (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after Default, and whether or not such payment is required by any provisions of the Agreement; or

              (ii) any failure by the Company to create, borrow, continue or effect by conversion any LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then upon the demand of such Bank, the Company shall pay to such Bank such amount as will reimburse the Bank for such loss, cost or expense. If such Bank requests such a reimbursement it shall provide the Company with a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined.

       Section 2.11. Lending Branches. Each of the Banks may, at its option, elect to make, fund or maintain its loans hereunder at such of its branches or offices as such Bank may from time to time elect.

       Section   2.12.   Discretion   of  Banks  as  to   Manner   of   Funding.
Notwithstanding any provision of this Agreement to the contrary, each of the Banks shall be entitled to fund and maintain its funding of all or any part of its Note in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including determinations under Sections 2.8, 2.9 and 2.10 hereof) shall be made as if the subject Bank had actually funded and maintained each LIBOR Portion during the Interest Period applicable thereto through the purchase of deposits in the offshore interbank market in the amount of its share of such LIBOR Portion, having a maturity corresponding to such Interest Period and bearing an interest rate equal to the interest rate applicable to such LIBOR Portion for such Interest Period.

SECTION 3.   FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.

       Section 3.1. Unused Fees. For the period from the date hereof to and including the Revolving Credit Termination Date, the Company shall pay to the Agent for the pro rata account of the Banks, an unused fee at the rate per annum equal to the Unused Fee Rate from time to time in effect on the average daily unused amount of each Bank's Percentage of the Revolving Credit Commitment hereunder, such fee to be payable quarterly in arrears on the last day of each quarter to and including, and on, the Revolving Credit Termination Date.

       Section 3.2. Voluntary Prepayments. Subject to the further provisions of this Section 3.2, the Company shall have the privilege of prepaying the Notes in whole or in part (but if in part then in an aggregate minimum amount of Fifty Thousand Dollars ($50,000)) at any time upon notice to the Agent (such notices, if received subsequent to 11:00 a.m. (Milwaukee time) on a given day, to be treated as though received at the opening of business on the next Business Day), by paying to the Agent (i) the principal amount to be prepaid, (ii) if such prepayment prepays the Notes in full, accrued interest thereon to the date fixed for prepayment, and (iii) any amount due the Banks under Section 2.10 hereof.

       Section 3.3. Mandatory Prepayments. In the event that the sum of the outstanding principal amount of the Revolving Credit Loans plus the outstanding amount of the Swing Line Loans plus the unpaid Reimbursement Obligations plus the amount available to be drawn under all outstanding L/Cs shall at any time and for any reason exceed the Revolving Credit Commitment, the Company shall immediately and without notice or demand pay over the amount of the excess to the Agent for the pro rata account of the Banks as and for a mandatory prepayment on the Revolving Credit Notes, Swing Line Note and unpaid Reimbursement Obligations and, if necessary, as cash collateral for then outstanding L/Cs. The Company shall, not later than 5:00 p.m. (Milwaukee time) on the Business Day following the closing of the issuance and sale of the Senior Notes (if any), pay to the Agent for the pro rata account of the Banks as and for a mandatory prepayment on the Revolving Credit Notes, the sum of Thirty Million Dollars ($30,000,000).

       Section 3.4. Termination. The Company may at any time and from time to time upon notice to the Agent received on or before 11:00 a.m. (Milwaukee time) at least three (3) Business Days before the Revolving Credit Termination Date terminate the Revolving Credit Commitment in whole or in part (but if in part then in a minimum amount of Five Hundred Thousand Dollars ($500,000) or any greater amount that is an integral multiple of One Hundred Thousand Dollars ($100,000)). The Company shall, on the date the Revolving Credit Commitment is terminated in whole or in part, prepay the Revolving Credit Notes, the Swing Line Note, unpaid Reimbursement Obligations (if any) and the amount available to be drawn under all outstanding L/Cs by the amount necessary to reduce the outstanding aggregate principal balance of the Revolving Credit Loans, the Swing Line Loans, the unpaid Reimbursement Obligations and the amount available to be drawn under all outstanding L/Cs to the amount to which the Revolving Credit Commitment has been reduced. On the date of the closing of the issuance and sale of the Senior Notes (if any), the Revolving Credit Commitment shall be reduced, without any action by or notice on the part of the Company, to the difference between One Hundred Twenty-Five

Million Dollars ($125,000,000) and the aggregate amount of any partial terminations of the Revolving Credit Commitment pursuant to this Section prior to the date thereof. No termination of the Revolving Credit Commitment pursuant to this Section 3.4 may be reinstated.

       Section 3.5. Place and Application. All payments of principal, interest, fees and other amounts due hereunder shall be made to the Agent at its office at 777 East Wisconsin Avenue, Milwaukee, Wisconsin (or at such other place within the continental United States of America as the Agent may specify) in immediately available and freely transferable funds at the place of payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Payments received by the Agent after 11:00 a.m. (Milwaukee time) shall be deemed received as of the opening of business on the next Business Day. Unless the Company otherwise directs, payments applicable to the principal of the Notes shall be deemed first applied to the Domestic Rate Portion until payment in full thereof, with any balance applied to the LIBOR Portions in the order in which their Interest Periods expire. All payments (whether voluntary or required) shall be accompanied by any amount due the Banks under Section 2.10 hereof, but no acceptance of such a payment without requiring payment of amounts due under Section 2.10 shall preclude a later demand by any of the Banks for any amount due them under Section 2.10 in respect of such payment.

       Section 3.6. Notations and Requests. All advances made against the Notes, the status of all amounts evidenced by the Notes as constituting part of the Domestic Rate Portion, or a LIBOR Portion and the rates of interest and Interest Periods applicable to such Portions shall be recorded by each of the Banks on its books or, at its option in any instance, endorsed on the reverse side of its Note and the unpaid principal balances and status, rates and Interest Periods so recorded or endorsed by the Banks shall be prima facie evidence in any court or other proceeding brought to enforce the Notes or the principal amount remaining unpaid thereon, the status of the borrowings evidenced thereby and the interest rates and Interest Periods applicable thereto. Prior to any negotiation of any Note the applicable Bank shall endorse thereon the status of all amounts evidenced thereby as constituting part of the Domestic Rate Portion or a LIBOR Portion and the rates of interest and Interest Periods applicable thereto.

       Section 3.7. Capital Adequacy. If any Bank shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder or credit extended by it hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time as specified by such Bank the Company shall pay such additional amount or amounts as will compensate such Bank for such reduction; provided, however, that (i) such Bank shall promptly notify the Company of an event which might cause it to seek compensation, and the Company shall be obligated to pay only such compensation which is incurred or which arises after the date sixty (60) days prior to the date such notice is given, and (ii) the Company shall have no obligation to pay any amount that would otherwise be payable under this Section solely as a result of such Bank being in a regulatory classification that is lower than such Bank's regulatory classification on the date of this Agreement. A certificate of such Bank claiming compensation under this Section 3.7 and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be conclusive if reasonably determined. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 4.   THE COLLATERAL.

       Section 4.1. Collateral. The Revolving Credit Notes, the Swing Line Note, the Reimbursement Obligations and the other obligations of the Company hereunder relating thereto shall be secured by (i) valid and perfected first priority liens (subject to any Permitted Liens) on inventories, accounts receivable, machinery and equipment, farm products and certain crops and other assets of the Company pursuant to the terms of a Security Agreement of even date herewith by and between the Company and the Agent for itself and for the benefit of the Banks, as the same may be amended or restated from time to time; (ii) valid and perfected first priority liens (subject to any Permitted Liens) on the fixtures and real properties of the Company and Minot described on Schedule 4.1(a) attached hereto; (iii) valid and perfected first priority liens (subject to any Permitted Liens) on the inventories, accounts receivable, machinery and equipment, farm products and certain crops and other assets of Minot pursuant to the terms of a Security Agreement of even date herewith by and between Minot and the Agent for itself and for the benefit of the Banks, as the same may from time to time be amended or restated; (iv) valid and perfected first priority liens (subject to any Permitted Liens) on any assets of Cranberry Businesses acquired by the Company pursuant to Section 7.13(f) hereof (other than real property of the Cranberry Business acquired constituting a cranberry marsh, if any, and related fixtures (including cranberry vines that have not been severed from the real estate) and bog equipment and subject to the Agent's agreement to limit or subordinate the liens of the Banks on the crops grown or to be grown on the cranberry marshes and the proceeds thereof other than during the growing season for which the Banks have extended credit to the Company on terms substantially similar to those set forth in those certain Subordination and Intercreditor Agreements by and between The Equitable Life Assurance Society of the United States and Harris; (v) valid and perfected first priority liens (subject to any Permitted Liens) on the fixtures and real properties of the Company described on
Schedule 4.1(b) attached hereto (the "Company Marshes"); (vi) the Minot Guaranty; and (vii) Grants of Security Interests in Trademarks and Grants of Security Interests in Copyrights, each to be executed by the Company and Minot in favor of the Agent for itself and for the benefit of the Banks (collectively, the "IP Grants"). The Agent and the Banks hereby agree that upon the Company's receipt  of  funds  from  the  issuance  and sale of the  Senior  Notes  and the application of not less than Thirty Million Dollars ($30,000,000) of the proceeds from the issuance and sale of the Senior Notes to the repayment of Revolving Credit Loans, the Agent shall (x) release the liens of the Banks on the Company Marshes and related fixtures (including cranberry vines that have not been severed from the Cranberry Marshes) and bog equipment, (y) provide such mortgage satisfactions and UCC termination statements as the Company may reasonably request and (z) limit or subordinate the liens of the Banks on the crops grown or to be grown on the Cranberry Marshes and the proceeds thereof other than during the growing season for which the Banks have extended credit to the Company on terms substantially similar to those set forth in those certain Subordination and Intercreditor Agreements by and between The Equitable Life Assurance Society of the United States and Harris.

       Section 4.2. Further Assurances. The Company agrees that it will from time to time at the request of the Agent or the Banks execute and deliver such documents and do such acts and things as the Agent or the Banks may reasonably request in order to provide for or perfect such liens.

SECTION 5.   REPRESENTATIONS AND WARRANTIES.

       The Company represents and warrants to the Agent and the Banks as follows:

       Section 5.1. Organization; Authority; Non-Contravention. Each of the Company and its Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, has full and adequate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying and where the failure to be so licensed or qualified would have a material adverse effect on the Properties, business or operations of the Company and its Subsidiaries taken as a whole. The Company and Minot have full right and authority to enter into the Loan Documents to which they are a party, to encumber their assets as collateral security therefor, and to perform each and all of the matters and things herein and therein provided for, and, in the case of the Company, to make the borrowing herein provided for and to issue the Notes in evidence thereof. This Agreement does not, nor does the performance or observance by the Company or Minot of any of the matters or things provided for in the Loan Documents to which they are a party, contravene any provision of law or any charter or by-law provision or any indenture or material agreement of or affecting the Company or Minot or any of their respective Properties.

       Section 5.2. Subsidiaries. The Company has no Subsidiaries except Wildhawk, Inc., a Wisconsin corporation, W.S.C. Water Management Corp., a Wisconsin corporation, Northland Cranberries Foreign Sales Corp., a Virgin Islands corporation, Minot, Northland Insurance Center Inc., a Wisconsin corporation, and PFVA Acquisition Corp., a Virginia corporation (the "Acquisition Subsidiary").

       Section 5.3. Financial Statements. The Company has heretofore delivered to the Agent a copy of the audit report as of August 31, 1998, of the Company and unaudited consolidated financial statements (including a balance sheet and profit and loss statement) of the Company and its Subsidiaries as of, and for the period ending November 30, 1998. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles on a basis consistent, except as otherwise noted therein and except that the interim consolidated financial statements are subject to audit and year-end adjustments and for the absence of footnotes, with that of the previous fiscal year or period and fairly reflect the financial position of the Company as of the dates thereof, and the results of their operations for the periods covered thereby. The Company has no significant contingent liabilities other than as disclosed to the Agent or as indicated on said consolidated financial statements and since said date of November 30, 1998, there has been no material adverse change in the condition, financial or otherwise, of the Company or its Subsidiaries.

       Section 5.4. Litigation; Taxes; Consents. Except as disclosed on Schedule 5.4, there is no litigation or governmental proceeding pending, nor to the knowledge of the Company, threatened against the Company or any Subsidiary which if adversely determined would result in any material adverse change in the Properties, business or operations of the Company and its Subsidiaries taken as a whole. All United States of America federal income tax returns for the Company and its Subsidiaries required to be filed have been filed on a timely basis (after giving effect to any extensions), and all amounts required to be paid as shown by said returns have been paid. There are no pending or threatened objections to or controversies in respect of the United States of America federal income tax returns of the Company for any fiscal year which, if adversely determined, would have a material adverse effect on the Company's condition, financial or otherwise. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Company and Minot of the Loan Documents to which they are a party, except for filings required to perfect the Agent's liens in the Collateral.

       Section 5.5. Regulation U. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any loan hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.

       Section 5.6. No Default. No Event of Default is existing under this Agreement.

       Section 5.7. ERISA. Each of the Company and its Subsidiaries is in compliance in all material respects with ERISA to the extent applicable to it and has received no notice to the contrary from the PBGC or any other governmental entity or agency.

       Section 5.8. Security Interests and Debt. There are no security interests, liens or encumbrances on any of the Property of the Company or any Subsidiary except such as are permitted by Section 7.11 of this Agreement, and the Company and its Subsidiaries have no Total Debt except such as is permitted by Section 7.12 of this Agreement.

       Section 5.9. Accurate Information. No information, exhibit or report furnished by the Company or any Subsidiary to the Agent or any Bank in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The financial projections furnished by the Company to the Agent and the Banks contain to the Company's knowledge and belief, reasonable projections as of the date thereof of future results of consolidated operations and financial position of the Company.

       Section 5.10. Enforceability. This Agreement and the other Loan Documents are legal, valid and binding agreements of each of the Company and Minot (to the extent Minot is a party thereto), enforceable against it in accordance with their terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of `debtors or the limitation of creditors' rights generally; and (b) any equitable principles relating to or limiting the rights of creditors generally.

       Section 5.11. No Default Under Other Agreements. Neither the Company nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default might reasonably be expected to materially and adversely affect the Collateral, the repayment of the indebtedness, obligations and liabilities under the Loan Documents, the Agent's and the Banks' rights under the Loan Documents or the Property, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

       Section 5.12. Status Under Certain Laws. Neither the Company nor any of its Subsidiaries is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       Section 5.13. Compliance with Laws. The Company and its Subsidiaries each are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which could reasonably be expected to have a material adverse effect on the financial condition, Properties, business or operations of the Company and its
Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action would have a material adverse effect on the financial condition, Properties, business or operations of the Company and its Subsidiaries taken as a whole.

       Section 5.14. Year 2000. The Company has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Issue" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and has made or will make related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Company believes that the "Year 2000 Issue" will not have a material adverse effect on the business, operations, assets, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole. From time to time, at the request of the Agent, the Company shall provide to the Banks such updated information or documentation as is requested regarding the status of its efforts to address the Year 2000 Issue.

SECTION 6.   CONDITIONS PRECEDENT.

       Section 6.1. Initial Advances. The several obligations of the Banks to make the initial Revolving Credit Loans, the parties hereto agreeing that the initial Revolving Credit Loans shall be Domestic Rate Portions, shall be subject to the following conditions precedent and this Agreement shall not become effective unless and until the following conditions precedent have been satisfied:

              (a) The Company, the Agent and each of the Banks a party hereto as of the date hereof shall have executed this Credit Agreement (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts);

              (b) The Agent shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Agent:

                     (i) the Revolving Credit Notes;

                     (ii) the Swing Line Note;

                     (iii) each of the Collateral Documents described in Section
              4.1, hereof;

                     (iv) title reports with respect to the real property of the
              Company and Minot listed on Schedule 4.1(a) attached hereto;

                     (v) commitments for mortgagees' policies of title insurance for each of the real properties of the Company and Minot listed on
              Schedule 4.1(a) attached hereto in minimum amounts acceptable to the Agent;

                     (vi) such mortgages, deeds of trust, assignments and financing statements as the Agent may require;

                     (vii) the Minot Guaranty; and

                     (viii) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Credit Agreement and the other instruments and documents contemplated hereby to the extent the Agent or its counsel may reasonably request;

              (c) Legal matters incident to the execution and delivery of this Credit Agreement and the other instruments and documents contemplated hereby shall be satisfactory to the

       Agent and its counsel; and the Agent shall have received the favorable written opinion of counsel for the Company in form and substance satisfactory to the Agent and its counsel;

              (d)  Each of the  representations  and  warranties  set  forth  in
       Section 5 of this Agreement and in the other Loan Documents shall be true and correct;

              (e) The Company shall have purchased all insurance required by the Loan Documents and the Agent shall have received certificates of insurance naming the Agent as lender's loss payee and additional insured for the insurance policies required pursuant to the terms of the Loan Documents, and evidence of the payment of all premiums therefor;

              (f) The Agent shall have received a payoff letter satisfactory to it from Harris Trust and Savings Bank ("Harris") along with either executed termination statements, satisfactions, assignments or other documents in form sufficient for filing or recording, or a commitment to provide the same, evidencing the termination of such creditor's security interests in the Collateral;

              (g) The Agent shall have received good standing certificates or certificates of status, as the case may be, certified by the appropriate secretaries of state or other appropriate parties relating to the Company or Minot for each of the states in which the Company or Minot is incorporated or qualified to do business;

              (h) The Company shall have paid to the Agent the fees contemplated by the fee letter between the Company and the Agent dated prior to the date hereof; and

              (i) The Company shall be in full compliance with all of the terms and conditions of this Credit Agreement and no Event of Default or Default shall have occurred and be continuing thereunder or shall result after giving effect to this Credit Agreement.

       Section 6.2. All Advances. The several obligations of the Banks to make any advance under the Revolving Credit Commitment (including the first advance), the obligation of the Swing Line Lender to make any Swing Line Loan, and the obligation of the Issuer to issue any L/C shall also be subject to the conditions precedent that as of the time of the making of each Revolving Credit Loan, Swing Line Loan or the issuance of any L/C:

              (a) each of the representations and warranties set forth herein or in the Collateral Documents shall be and remain true and correct in all material respects as of said time except that the representations and warranties made in Section 5.3 hereof shall be deemed to refer to the most recent financial statements delivered to the Agent pursuant to
       Section 7.4 hereof;

              (b) no change in the financial condition or business prospects of the Company shall have occurred which the is materially adverse; and

              (c) no Default or Event of Default shall have occurred and be continuing.

       Any request made by the Company to the Agent for any extension of credit hereunder shall be deemed to constitute a representation and warranty that the foregoing statements are true and correct in all material respects.

SECTION 7.   COMPANY COVENANTS.

       The Company agrees that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

       Section 7.1. Maintenance of Property. The Company shall and shall cause each of its Subsidiaries to keep and maintain all of their Properties necessary or useful in their businesses in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of their Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of their business and not disadvantageous in any material respect to the Banks as holders of the Notes.

       Section 7.2. Taxes. The Company shall and shall cause each of its Subsidiaries to duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Company or any Subsidiary or against their respective Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings.

       Section 7.3. Maintenance of Insurance. The Company shall and shall cause each of its Subsidiaries to maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar Properties in the same general areas in which the Company and the Subsidiaries operate. The Agent, for itself and the benefit of the Banks, shall be named as lender's loss payee and mortgagee under any insurance policies which relate to the Collateral and additional insured with respect to the Company's and its Subsidiaries' liability insurance policies. The Company shall, at the Agent's request, provide copies to the Agent of all insurance policies and other material related thereto maintained by the Company or any Subsidiary from time to time.

       Section 7.4. Financial Reports. The Company will maintain a standard and modern system of accounting in accordance with sound accounting practice and will furnish with reasonable promptness to the Agent and its duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as may be reasonably requested and, without any request, will furnish to the Agent:

              (a) as soon as available, and in any event within forty five (45) days after the close of each quarterly fiscal period of the Company a copy of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"); and

              (b) as soon as available, and in any event within ninety (90) days after the close of each fiscal year, a copy of the audit report for such year and accompanying consolidated financial statements, including balance sheet, reconciliation of change in stockholders' equity, profit and loss statement and statement of source and application of funds for the Company and its Subsidiaries showing in comparative form the figures for the previous fiscal year of the Company, all in reasonable detail, prepared and certified by Deloitte & Touche or other independent public accountants of nationally recognized standing selected by the Company and reasonably acceptable to the Agent; and

              (c) each of the consolidated financial statements furnished to the Agent pursuant to paragraphs (a) and (b) above shall be accompanied by a Compliance Certificate in the form of Exhibit 7.4 attached hereto signed by its Vice President-Finance; and

              (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the SEC or any governmental agency substituted therefor, or any national securities exchange, including copies of the Company's Annual Report on Form 10-K, including financial statements audited by Deloitte & Touche or other independent public accountants of nationally recognized standing selected by the Company and reasonably acceptable to the Agent;

              (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all consolidated financial statements, reports (including the Company's Annual Report to Shareholders) and proxy statements so mailed; and

              (f) as soon as available, and in any event within thirty (30) days prior to the end of each fiscal year of the Company, a copy of the Company's consolidated business plan and operating projections for the following fiscal year, such plan to be in reasonable detail prepared by the Company and in form reasonably satisfactory to the Agent.

       Section 7.5. Inspection. The Company shall permit the Agent, by its representatives and agents, and after an Event of Default, any of the Banks, to inspect any of its Properties and those of the Subsidiaries, corporate books and financial records of the Company, to examine and make copies of the books of accounts and other financial records of the Company, and to discuss the affairs, finances and accounts of the Company with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent (or any of the Banks, after an Event of Default) may designate upon reasonable advance notice to the Company.

       Section 7.6. Consolidation and Merger. Neither the Company nor any Subsidiary will consolidate with or merge into any Person, without the prior written consent of the Required Banks, unless in the case of a consolidation or merger involving the Company or a Subsidiary (a) the Company or the Subsidiary, as the case may be, is the surviving entity, (b) the other party to such transaction is in the same or a related line of business as the Company, and (c) both before and after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing, and except that any Subsidiary may consolidate with or merge into the Company (provided that the Company shall be the continuing or surviving corporation) and except for any Permitted Acquisitions.

       Section 7.7. Transactions with Affiliates. The Company will not enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of the Company except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

       Section 7.8. Minimum Tangible Net Worth. From and after the date hereof, the Company will at all times maintain Tangible Net Worth in an amount not less than One Hundred Ten Million Dollars ($110,000,000), plus, during each fiscal quarter of the Company after the date hereof commencing with the fiscal quarter ending May 31, 1999, the sum of (i) 50% of the Company's Net Income for the fiscal quarter of the Company then ended (but only to the extent Net Income is a positive number), (ii) 75% of Net Cash Proceeds and (iii) 75% of Stock Proceeds.

       Section 7.9. Fixed Charge Coverage Ratio. The Company will not, as of the last day of the fiscal quarter ending May 31, 1999, permit its Fixed Charge Coverage Ratio to be less than 1.50 to 1 and will not, as of the last day of each fiscal quarter thereafter, permit its Fixed Charge Coverage Ratio to be less than 1.75 to 1.

       Section 7.10. Funded Debt to Capitalization. The Company will not, as of the last day of each fiscal quarter, permit the ratio of its (i) Funded Debt to
(ii) the sum of Funded Debt plus Net Worth, to exceed .5 to 1.

       Section 7.11. Liens. Neither the Company nor any Subsidiary will pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof excluding operating leases), on any of its Properties of any kind or character at any time owned by the Company or any Subsidiary other than (all of the following being hereinafter referred to as "Permitted Liens"):

              (a) liens, pledges or deposits for workmen's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

              (b) the pledge of Property for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Company and its Subsidiaries so secured by a pledge of Property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of Five Hundred Thousand Dollars ($500,000) at any one time outstanding;

              (c) liens, pledges, mortgages, security interests, or other charges granted to the Agent for the benefit of the Agent and the Banks;

              (d) liens, pledges, mortgages, security interests or other charges existing on real property or fixtures to the extent they secure indebtedness incurred to finance the purchase or construction of improvements;

              (e) liens on property existing at the time of their acquisition or liens to secure the payment of all or any part of the purchase price of such property or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price thereof; provided such liens encumber only the property being acquired, purchased or financed and do not extend to any other property or secure any other obligations;

              (f) liens on Permitted Property of a corporation existing at the time such corporation is purchased by, merged into or consolidated with the Company or any Subsidiary or at the time of a sale, lease or other disposition of the land, buildings and/or equipment of a corporation or firm as an entirety or substantially as an entirety to the Company or any Subsidiary;

              (g) mortgages, pledges, security interests or other encumbrances existing on the date hereof and disclosed on the financial statements referred to in Section 5.3 hereof or in Schedule 7.11 attached hereto and other than the pledge of the stock of W.S.C. Water Management Corp. to The Equitable Assurance Society of the United States;

              (h) liens for taxes, assessments or governmental charges and liens incident to construction, which are either not delinquent or are being contested in good faith by appropriate proceedings which prevent foreclosure of such liens and for which adequate reserves have been provided, and easements, restrictions, minor title irregularities and similar matters which have no adverse effect upon the ownership and use of the affected Property by the Company or any Subsidiary; and

              (i) liens on Permitted Property securing indebtedness permitted under Section 7.12 hereof.

       Section 7.12. Borrowings and Guaranties. Neither the Company nor any Subsidiary will issue, incur, assume, create or have outstanding any indebtedness for borrowed money (including as such all indebtedness representing the deferred purchase price of Property and all obligations of the Company and its Subsidiaries with respect to letters of credit and banker's acceptances) or customer advances, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any liability or indebtedness of any other Person other than:

              (a) indebtedness of the Company arising under or pursuant to this Agreement or the other Loan Documents;

              (b) the liability of the Company or any Subsidiary arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

              (c) indebtedness of the Company existing on the date hereof and disclosed to the Banks in the August 31, 1998 financial statements referred to in Section 5.3 hereof;

              (d) indebtedness not otherwise permitted by this Section 7.12 which is incurred, directly or indirectly, to finance the acquisition of Property;

              (e) Total Debt;

              (f) pursuant to the Minot Guaranty; and

              (g) renewals, extensions and refinancings of and amendments to each of the foregoing.

       Section 7.13. Investments, Loans, Advances and Acquisitions. Neither the Company nor any Subsidiary will make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person or acquire substantially as an entirety the Property or business of any other Person, other than:

              (a) investments in certificates of deposit having a maturity of one year or less issued by any of the Banks;

              (b) investments, loans and advances in or to any existing wholly-owned Subsidiary, provided that the respective amounts thereof shall not exceed the amounts disclosed to the Banks in the August 31, 1998 financial statements referred to in Section 5.3 hereof;

              (c)  travel  advances,   entertainment  and  moving  expenses  and
       directors fees to officers, directors and employees of the Company or any Subsidiary in the ordinary course of business;

              (d) receivables arising in the ordinary course of the Company's and the Subsidiaries' businesses;

              (e) full faith and credit obligations of the United States of America and securities the payment of principal of and interest on is unconditionally guaranteed by the United States of America; provided that all such obligations and securities shall have a maturity of one year or less;

              (f) acquisitions of Cranberry Businesses, provided, that (i) such acquisition has the effective written consent or prior approval of the board of directors (or equivalent governing body) of the Person being acquired, and (ii) the Company grants to the Agent for the benefit of itself and the Banks a first priority lien (subject to Permitted Liens) on the assets of the Cranberry Business acquired excluding real property constituting a cranberry marsh and related fixtures (including cranberry vines that have not been severed from the real property) and bog equipment (a "Permitted Acquisition");

              (g) loans and advances to Minot, and loans and advances to Wildhawk, Inc. in an aggregate principal amount outstanding at any time not to exceed Five Hundred Thousand Dollars ($500,000);

              (h) investments in entities engaged in the Cranberry Business (other than a Permitted Acquisition which shall be governed by Section 7.13(f))) provided that the aggregate amount of such investments outstanding at any one time does not exceed Five Million Dollars ($5,000,000);

              (i) investments in an amount not to exceed One Million Dollars ($1,000,000) in a Subsidiary or joint venture engaged in developing cranberry growing properties in the Republic of Ireland; and

              (j) the acquisition of Potomac Foods of Virginia, Inc., a Virginia corporation engaged in the business of brokering juice concentrate and flavors ("PFVA"), pursuant to a merger of PFVA with and into the Acquisition Subsidiary (with the Acquisition Subsidiary as the surviving corporation in the merger), provided that (i) the aggregate cash consideration paid in such merger for PFVA does not exceed One Million Five Hundred Sixty Thousand Dollars ($1,560,000), and (ii) the Company grants to the Agent for the benefit of itself and the Banks a first priority lien (subject to Permitted Liens) on the assets of PFVA.

       Section 7.14. Sale of Property. Neither the Company nor any Subsidiary will sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) its Property to any other Person; provided, however, that so long as no Event of Default or Default has occurred and is continuing, this Section shall not prohibit:

              (a) sales of inventory (including crops and severed vines) in the ordinary course of business;

              (b) sales or leases of surplus, obsolete or worn-out machinery and equipment; and

              (c) sales of any other asset of the Company or any Subsidiary having a fair market value of less than Five Million Dollars ($5,000,000) in the aggregate during any fiscal year of the Company.

       Section 7.15. [intentionally left blank]

       Section 7.16. Notice of Suit or Adverse Change in Business. The Company shall, as soon as possible, and in any event within five (5) Business Days after the Company learns of the following, give written notice to the Agent of (a) any material proceeding(s) being instituted or threatened to be instituted by or against the Company or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) any material adverse change in the business, Property or condition, financial or otherwise, (including, without limitation, any material loss or depreciation in the value of the Collateral) of the Company or any Subsidiary and (c) the occurrence of any Default or Event of Default hereunder.

       Section 7.17. ERISA. The Company and each Subsidiary will promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed would result in the imposition of a lien against any of their respective Properties and will promptly notify the Agent of (a) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the PBGC of any Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (c) its intention to terminate or withdraw from any Plan. Neither the Company nor any Subsidiary will terminate any such Plan or withdraw therefrom unless the Company shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to the PBGC resulting from such termination or withdrawal.

       Section 7.18. Use of Proceeds. The Company shall use the proceeds of the Revolving Credit Loans and the Swing Line Loans made hereunder to repay all indebtedness outstanding under that certain Amended and Restated Credit Agreement dated as of October 3, 1997 by and between the Company and Harris, as the same shall have been amended through the date hereof (as so amended, the "Harris Credit Agreement") and solely for lawful corporate purposes. The Company agrees to take such steps as may be requested by the Agent to terminate and cancel the Harris Credit Agreement and all notes, security agreements, and other loan documents executed and delivered in connection therewith.

       Section 7.19. Subsidiaries. The Company will not after the date hereof, directly or indirectly, create or acquire any Subsidiaries unless prior to such acquisition or creation of a Subsidiary (a) the Company shall have given prior written notice thereof to the Agent, (b) the Company shall have made arrangements, satisfactory to the Agent, to grant security interests and mortgages on the assets of any such Subsidiary for itself and for the benefit of the other Banks, and (c) if requested by the Agent, the Company shall have caused the Subsidiary to guaranty the obligations of the Company under this Agreement to the Banks.

       Section 7.20. Minot Merger. The Company agrees to merge Minot with and into itself (with the Company as the surviving corporation in such merger) on or before June 30, 1999.

       Section 7.21. Senior Note Financing. The Company agrees to use its best efforts to consummate the issuance and sale of the Senior Notes on or before June 30, 1999 substantially on the terms and conditions described in the Terms Sheet. Notwithstanding the foregoing, the Company shall not be obligated to issue and sell the Senior Notes if the Board of Directors of the Company determines in good faith that the issuance and sale of the Senior Notes is not in the Company's best interests.

SECTION 8.   EVENTS OF DEFAULT AND REMEDIES.

       Section 8.1. Events of Default Defined. Any one or more of the following shall constitute an Event of Default:

              (a) Default in the payment within three (3) days when due of any principal of or interest on any Note or Reimbursement Obligation, or in the payment within five (5) days when due of any costs, expenses or fees under this Agreement or any of the other Loan Documents, whether on demand or at the stated due date thereof or as required by Section 2.3 hereof or at any other time provided in this Agreement;

              (b) Default in the observance or performance of any covenant, condition, agreement or provision in Sections 7.3, 7.4, 7.6, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.18, or 7.19 of this Agreement, or of any provision of the Collateral Documents requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of such Collateral;

              (c) Default in the observance or performance of any other covenant, condition, agreement or provision in this Agreement or in any of the other Loan Documents and such default shall continue for thirty
       (30) days after written notice thereof to the Company by the Agent;

              (d) Default shall occur under any evidence of indebtedness for borrowed money in an aggregate principal amount in excess of One Million Dollars ($1,000,000) issued or assumed or guaranteed by the Company or any Subsidiary or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding thereunder;

              (e) Any representation or warranty made by the Company herein or in any of the other Loan Documents or in any statement or certificate furnished by it pursuant hereto or thereto proves untrue in any material respect as of the date of the issuance or making thereof;

              (f) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) shall be entered or filed against the Company, any Subsidiary or against any of their respective Property or assets and remains unpaid, unvacated, unbended or unstayed for a period of thirty (30) days from the date of its entry;

              (g) The Company or any Subsidiary (other than Wildhawk, Inc. and W.S.C. Water Management Corp.) shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due or suspend payment of its obligations,
       (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment or a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(h) hereof, or (vii) take any action in furtherance of any of the foregoing purposes; or

              (h) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for the Company, any Subsidiary (other than Wildhawk, Inc. and W.S.C. Water Management Corp.) or any substantial part of their respective Property, or a proceeding described in Section 8.1(g)(v) shall be instituted against the Company and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of sixty (60) days.

       Section 8.2. Remedies for Non-Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsections (g) or (h) of
Section 8.1 hereof, has occurred and is continuing, the Agent upon instruction of the Required Banks shall, by notice to the Company, take either or both of the following actions: (i) terminate the commitments of the Banks hereunder on the date (which may be the date thereof) stated in such notice, and (ii) declare the principal of and the accrued interest on the Notes and Reimbursement Obligations then outstanding to be forthwith due and payable and thereupon said Notes and Reimbursement Obligations, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement without further demand, presentment, protest or notice of any kind.

       Section 8.3. Remedies for Bankruptcy Defaults. When any Event of Default described in subsections 8.1(g) or 8.1(h) has occurred and is continuing, then the then unpaid balance of the Notes and Reimbursement Obligations, including both principal and interest, and all fees, charges and commissions payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Bank may exercise all remedies available to it under the Collateral Documents.

       Section 8.4. Collateral for Undrawn L/Cs. Promptly following the acceleration of the maturity of the Notes pursuant to Section 8.2 or 8.3 hereof, the Company shall immediately pay to the Issuer the full amount available to be drawn under all outstanding L/Cs. The Issuer shall hold all such funds and proceeds thereof as additional collateral security for the obligations of the Company to the Issuer and the Banks under the Loan Documents. The Company acknowledges and agrees that the Issuer would not have an adequate remedy at law for failure of the Company to honor any of its obligations under this Section
8.4 and that the Issuer shall have the right to require the Company to specifically perform such undertaking whether or not any draws have been made under any such L/Cs.

SECTION 9.   DEFINITIONS.

       The following terms when used herein shall have the following meanings; such terms to be equally applicable to both the singular and plural of the terms defined (capitalized terms defined elsewhere in this Agreement to have the meanings so ascribed to them in all provisions of this Agreement).

       "Acquisition Subsidiary" shall have the meaning set forth in Section 5.2 hereof.

       "Adjusted LIBOR Rate" shall mean a rate per annum determined pursuant to the following formula:

       Adjusted LIBOR Rate    =           LIBOR Rate
                                  100% - Reserve Percentage

       "Adjustment  Date"  shall have the  meaning  set forth in  Section  10.14 hereof.

       "Affiliate" shall mean any person, firm, corporation or entity (herein collectively called a "Person") directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

       "Agreement" shall mean this Credit Agreement, as the same may be supplemented and amended from time to time.

       "Amortization" shall mean consolidated amortization expense determined in accordance with generally accepted accounting principles consistently applied.

       "Applicable Margin" shall mean, at any date, the applicable percentage in the following table under the column "Applicable Margin" set forth opposite the Senior Debt to EBITDA Ratio as of the most recently ended quarter for which financial statements have been delivered to the Agent:

                    Senior Debt to EBITDA                  Applicable Margin
                          < 1.50:1                               1.00%
                   => 1.50:1 but < 2.00:1                        1.25%
                   => 2.00:1 but < 2.50:1                        1.50%
                   => 2.50:1 but < 3.00:1                        2.00%
                   => 3.00:1 but < 3.50:1                        2.25%
                           => 3.50                               2.50%

       Not later than five (5) Business Days after receipt by the Agent of financial statements called for by Sections 7.4(a) and (b) hereof for each fiscal quarter of the Company (such date being referred to herein as the "Test Date"), the Agent shall (i) determine the Senior Debt to EBITDA Ratio for the applicable period and (ii) promptly notify the Company and the Banks of such determination and of any change in the Applicable Margin resulting therefrom. Any such change in the Applicable Margin shall be effective as of the date the Agent so notifies the Company and the Banks with respect to all LIBOR Portions outstanding on such date, and such new Applicable Margin shall continue in effect until the effective date of the next quarterly redetermination in accordance with the terms hereof; provided, however, that if the Company is late in delivering such financial statements, and upon receipt of such financial statements the Agent determines that a higher pricing level is applicable, then such new Applicable Margin (at said higher level) shall be retroactively effective as of the related Test Date. Each determination of the Senior Debt to EBITDA Ratio and Applicable Margin by the Agent in accordance with the terms hereof shall be conclusive and binding on the Company and the Banks absent manifest error. The Applicable Margin shall first be adjusted upon receipt of the financial statements for the fiscal year ending August 31, 1999. From the date hereof until the Applicable Margin is first adjusted pursuant hereto, the Applicable Margin shall be two percent (2.00%).

       "Applicant" shall have the meaning set forth in Section 10.14 hereof.

       "Assignment  Certificate"  shall  have the  meaning  set forth in Section
10.14 hereof.

       "Average Total Debt" shall mean the arithmetic average of the Total Debt outstanding at the end of each of the fifteen (15) Business Days following, and each of the fifteen (15) days preceding (or such fewer number of days to the date hereof) the Funded Debt Determination Date.

       "Business Day" shall mean any day (other than a Saturday or Sunday) on which banks are generally open for business in Milwaukee, Wisconsin and, when used with respect to LIBOR Portions, a day on which banks generally are also dealing in U. S. dollar deposits in London, England.

       "Collateral" shall mean all property and rights that may from time to time secure the payment of any of the Company's indebtedness, obligations and liabilities to the Bank under any of the Loan Documents.

       "Collateral Documents" shall mean all mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure any of the Notes and other obligations of the Company to the Bank.

       "Commitments" shall mean the Revolving Credit Commitment and the Swing Line Commitment.

       "Company Marshes" shall have the meaning set forth in Section 4.1 hereof.

       "Cranberry Businesses" shall mean the operation of cranberry bogs (and the development thereof) and the production, distribution, processing, marketing and brokering of cranberries, cranberry products and other fresh fruit or juice products.

       "Depreciation" shall mean consolidated depreciation expense, determined in accordance with generally accepted accounting principles, consistently applied.

       "Domestic Rate" shall mean a fluctuating interest rate per annum at all times equal to the rate of interest announced by the Agent from time to time as its prime commercial rate with any change in such rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate. The Agent may lend at rate higher or lower than or the same as the Domestic Rate.

       "Domestic Rate Portion" shall have the meaning specified in Section 2.1.

       "EBITDA" shall mean, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense of such period, plus (b) federal, state and local income taxes for such period, plus (c) all amounts properly charged for Depreciation and Amortization during such period, plus (d) Required Lease Payments during such period; provided, however, that if the Company has completed a Permitted Acquisition of a Cranberry Business, the calculation of EBITDA shall include the financial results of such Cranberry Business acquired on a pro forma basis for the relevant period.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may, from time to time, be supplemented or amended.

       "Event of Default" shall mean any event or condition specified as such in
Section 8.1 hereof and "Default" shall mean any event or condition which with the lapse of time, the giving of notice or both would constitute an Event of Default.

       "Federal Funds" shall mean overnight federal funds traded among members of the Federal Reserve System and arranged by federal funds brokers.

       "Federal Funds Rate" shall mean the rate determined by the Agent in good faith to be the prevailing rate per annum (not necessarily the arithmetic average, and in any event rounded upward, if necessary, to the next higher 1/100 of 1%) quoted to the Agent at approximately 10:00 a.m. (Milwaukee time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two (2) or more Federal Funds brokers selected by the Agent for the sale to the Agent at face value of Federal Funds in an amount equal or comparable to the principal amount owed to the Agent for which rate is being determined.

       "Firstar" shall mean Firstar Bank Milwaukee, N.A.

       "Fixed   Charge   Coverage   Ratio"  shall  mean,   as  of  the  date  of
determination, the ratio of: (a) the sum of (i) Net Income, (ii) Interest Expense, (iii) income tax expense (as determined in accordance with generally accepted accounting principles consistently applied), and (iv) Required Lease Payments (in each case, for the four (4) fiscal quarters then ended) to (b) the sum of (i) Interest Expense and (ii) Required Lease Payments (for the same four (4) fiscal quarters then ended).

       "Funded Debt" shall mean as of the date of determination, (a) during the period from the date hereof until the first anniversary of the date hereof (the "Initial Year"), the Average Total Debt since the date hereof, and (b) at any time after the first anniversary of the date hereof, the Average Total Debt during the twelve (12) month period ending on the date of determination.

       "Funded Debt Determination Date" shall mean (a) during the Initial Year, the date preceding the date of determination of Funded Debt on which Total Debt was the lowest and (b) thereafter, the date during the twelve-month period preceding the date of determination of Funded Debt on which Total Debt was the lowest.

       "Harris" shall have the meaning specified in Section 6.1 hereof.

       "Harris  Credit  Agreement"  shall have the meaning  specified in Section
7.18 hereof.

       "IP Grants" shall have the meaning specified in Section 4.1 hereof.

       "Interest Expense" shall mean for any period all consolidated interest expense during such period, all determined in accordance with generally accepted accounting principles consistently applied.

       "Initial Year" shall have the meaning specified in the definition of "Funded Debt".

       "Interest Period" means the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending one (1), two (2) or three (3) months thereafter as selected by the Company in its notice as provided herein; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

              (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

              (ii) no Interest Period may extend beyond the final maturity date of the Note; and

              (iii) the interest rate to be applicable to each LIBOR Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

       "Issuer" shall mean Firstar, in its capacity as the issuer of the L/C's hereunder and any successor thereto in such capacity.

       "L/C" shall have the meaning specified in Section 1.5 hereof.

       "L/C Administrative Fee" shall have the meaning specified in Section 1.5 hereof.

       "L/C Agreement" shall have the meaning specified in Section 1.5 hereof.

       "L/C  Issuance  Fee"  shall have the  meaning  specified  in Section  1.5 hereof.

       "L/C Participation Fee" shall have the meaning specified in Section 1.5 hereof.

       "LIBOR Portion" shall have the meaning specified in Section 2.1 hereof.

         "LIBOR Rate" shall mean, with respect to each Interest Period, the rate per annum equal to the rate (rounded up to the nearest one-thirty-second of one percent (1/32%)) determined by the Agent in accordance with this Credit Agreement to be a rate at which U. S. dollar deposits are offered to major banks in the London interbank eurodollar market for funds to be made available on the first day of such Interest Period for the number of days comprised therein and in an amount equal to the amount of the LIBOR Portion to be outstanding during such Interest Period.

       "Loan Documents" shall mean this Agreement, the L/C Agreements, the Collateral Documents, the Minot Guaranty and the Notes.

       "Minot" shall mean Minot Food Packers, Inc., a New Jersey corporation.

       "Minot Guaranty" shall mean that certain Guaranty of even date herewith executed by Minot for the benefit of the Agent and the Banks.

       "Net Cash Proceeds" shall mean, in connection with any issuance or sale of equity securities, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

       "Net Income" shall mean consolidated net income determined in accordance with generally accepted accounting principles, consistently applied.

       "Net Worth" shall mean the excess of the Company's consolidated assets over the Company's consolidated liabilities as of the date of determination.

       "Notes" shall mean the Revolving Credit Notes and the Swing Line Note and "Note" shall mean any of the Notes.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation.

       "Percentage" shall mean as to any Bank the percentage set forth opposite such Bank's name on Schedule 1, as adjusted by assignments pursuant to Section
10.14 hereof.

       "Permitted  Liens"  shall have the  meaning  specified  in  Section  7.11 hereof.

       "Permitted Property" shall mean all Property except receivables, crops, inventory and the Collateral.

       "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

       "Plan" shall mean any employee benefit plan covering any officers or employees of the Company, any benefits of which are, or are required to be, guaranteed by the PBGC.

       "Portion" shall have the meaning specified in Section 2.1 hereof.

       "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

       "Reimbursement  Obligation"  shall have the meaning  specified in Section
1.6 hereof.

       "Required Banks" shall mean, as of any date of determination, Banks holding at least sixty-six and 2/3 percent (66-2/3%) of the Percentages.

       "Required Lease Payments" shall mean, for any period, consolidated rental payments required to be paid by the Company with respect to capitalized leases.

       "Reserve Percentage" shall mean, for the purpose of computing the Adjusted LIBOR Rate, the maximum rate of all reserve requirements (including, without limitation, any marginal emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.

       "Revolving Credit Commitment" shall have the meaning specified in Section
1.1 hereof.

       "Revolving Credit Loan" shall have the meaning specified in Section 1.1 hereof.

       "Revolving Credit Note" shall have the meaning specified in Section 1.1 hereof.

       "Revolving Credit Termination Date" shall mean February 28, 2002 or such earlier date on which the Revolving Credit Commitment is terminated in whole or in part pursuant to Sections 3.4, 8.2 or 8.3 hereof.

       "SEC" shall have the meaning specified in Section 7.4 hereof.

       "Senior Debt to EBITDA Ratio" shall mean, as of any time the same is to be determined, the ratio of the aggregate outstanding principal amount of the Company's Total Debt at such time to the Company's EBITDA for the four fiscal quarters of the Company most recently ended.

       "Senior Notes" shall mean those certain secured notes of the Company (designated as the Series 1999 - A Notes) to be issued and sold to certain institutional investors in an aggregate principal amount equal to Fifty Million Dollars ($50,000,000) for which NationsBanc Montgomery Securities is acting as private placement agent pursuant to the Terms Sheet.

       "Set-off" shall have the meaning set forth in Section 10.13 hereof.

       "Stock Proceeds" shall mean, in connection with any Permitted Acquisition with respect to which all or any portion of the consideration is paid in shares of the Company's Common Stock, an amount equal to the product obtained by multiplying the number of shares issued in connection with the Permitted
Acquisition by the price per share reflected in the Company's financial statements for the shares issued in the Permitted Acquisition.

       "Subsidiary" shall mean collectively any corporation or other entity at least a majority of the outstanding voting shares or other equity interests of which is at the time owned directly or indirectly by the Company and/or its Subsidiaries.

       "Swing Line Commitment" shall have the meaning specified in Section 1.2 hereof.

       "Swing Line Lender" shall mean Firstar, in its capacity as the provider of the Swing Line Loans.

       "Swing Line Loan" shall have the meaning specified in Section 1.1 hereof.

       "Swing Line Note" shall have the meaning specified in Section 1.2 hereof.

       "Tangible Net Worth" "shall mean, as of any date of determination, the sum of (a) the stated amount of the capital stock of the Company plus (or minus in the case of a deficit) (b) all additional paid in capital, surplus and retained earnings of the Company, plus (c) the outstanding principal amount of subordinated debt, if any, minus (i) the cost of shares of capital stock (including common and preferred stock) of the Company held by the Company as treasury stock and (ii) the net book value after deducting any reserves applicable thereto, of goodwill, licenses, patents, copyrights, trademarks, tradenames, and other intangibles.

       "Terms Sheet" shall mean the Summary of Proposed Terms submitted by NationsBanc Montgomery Securities to the Company relating to the issuance and sale of the Senior Notes designated as a Confidential Draft dated March 5, 1999, a copy of which has previously been provided to the Agent.

       "Total Debt" shall mean (without duplication) all consolidated indebtedness for borrowed money of the Company and its Subsidiaries, and shall include indebtedness for borrowed money created, assumed or guaranteed by the Company either directly or indirectly, including the Senior Notes and all amounts outstanding under this Agreement, including the aggregate principal amount of Revolving Credit Loans and Swing Line Loans outstanding, the aggregate face amount of outstanding L/Cs and the aggregate amount of unreimbursed Reimbursement Obligations as of the date of determination.

       "UCC" shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Wisconsin.

       "Unused Fee Rate" shall mean, at any date, the applicable percentage in the following table under the column "Unused Fee Rate" set forth opposite the Senior Debt to EBITDA Ratio as of the most recently ended quarter for which financial statements have been delivered to the Agent

                  Senior Debt to EBITDA                   Unused Fee Rate

                        < 2.50:1                              .25%
                 => 2.50:1 but < 3.00:1                       .375%
                        => 3.00:1                             .50%

       On the Test Date, the Agent shall (i) determine the Senior Debt to EBITDA Ratio for the applicable period and (ii) promptly notify the Company and the Banks of such determination and of any change in the Unused Fee Rate resulting therefrom. Any such change in the Unused Fee Rate shall be effective as of the date the Agent so notifies the Company and the Banks, and such new Unused Fee Rate shall continue in effect until the effective date of the next quarterly redetermination in accordance with the terms hereof; provided, however, that if the Company is late in delivering such financial statements, and upon receipt of such financial statements the Agent determines that a higher fee level is applicable, then such new Unused Fee Rate (at said higher level) shall be retroactively effective as of the related Test Date. Each determination of the Senior Debt to EBITDA Ratio and Unused Fee Rate by the Agent in accordance with the terms hereof shall be conclusive and binding on the Company and the Banks absent manifest error. The Unused Fee Rate shall first be adjusted upon receipt of the financial statements for the fiscal year ending August 31, 1999. From the date hereof until the Unused Fee Rate is first adjusted pursuant hereto, the Unused Fee Rate shall be three-eights of one percent (.375%).

SECTION 10.  MISCELLANEOUS.

       Section 10.1. Holidays. If any principal of any of the Notes shall fall due on a Saturday, Sunday or on another day which is a legal holiday for lenders in the State of Wisconsin, interest at the rates such Notes bear for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

       Section 10.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Agent or the Banks in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Default or Event of Default nor preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Agent and the Banks are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

       Section 10.3. Waivers, Modifications and Amendments. The Required Banks and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding provisions to any Loan Document or for the purpose of changing in any manner the rights of the Banks or of the Company thereunder, and the Required Banks may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Required Banks may specify in such instrument, any of the requirements of any Loan Document or any Default or Event of Default and its consequences; provided, however, that no amendment, modification, termination, waiver or consent shall do any of the following unless the same shall be in writing and signed by all Banks: (a) increase the Revolving Credit Commitment;
(b) reduce the amount of any payment of principal of or interest on any loan or the Unused Fees payable to the Banks hereunder; (c) postpone any date fixed for any payment of principal of or interest on any outstanding loan or the Unused Fees payable to the Banks hereunder; (d) change the definition of "Required Banks;" (e) amend this Section 10.3 or any other provision of this Agreement requiring the consent or other action of the Required Banks or all of the Banks;
(f) release any guaranty; (g) release all or substantially all of the Collateral; or (h) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement. In the case of any waiver, the Company and the Banks shall be restored to their former position and rights under the Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing. However, no waiver of a Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. No amendment, supplement, modification, or waiver shall be effective except if in writing and duly executed by the Required Banks or each Bank, as applicable, the Agent and the Company.

       Section 10.4. Costs and Expenses. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution, delivery, recording and/or filing and/or release of this Agreement, the Notes and the Collateral Documents and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto, including the fees and expenses of counsel for the Agent with respect to all of the foregoing, and all recording, filing, title insurance or other fees, costs and taxes incident to perfecting a lien upon the collateral security for the Notes, and all reasonable costs and expenses (including reasonable attorneys' fees), incurred by the Agent, any security trustee for the Banks or any of the Banks in connection with a Default or the enforcement of this Agreement, the Notes or the Collateral Documents and the other instruments and documents to be delivered hereunder or thereunder. The Company agrees to indemnify and save the Agent and the Banks and any security trustee for the Banks harmless from any and all liabilities, losses, costs and expenses incurred by the Banks in connection with any action, suit or proceeding brought against the Banks or security trustee by any person which arises out of the transactions contemplated or financed hereby or by the Notes or Collateral Documents or out of any action or inaction by any of the Banks or any security trustee hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified. The provisions of this Section 10.4 and the protective provisions of Section 2 hereof shall survive payment of the Notes and the termination of the Commitments hereunder, subject, in the case of the protective provisions contained in Section 2 hereof, to the limitations set forth therein.

       Section 10.5. Survival of Representations. All representations and warranties made herein or in the Collateral Documents or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement, the Collateral Documents and the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

       Section 10.6. Construction. The parties hereto acknowledge and agree that this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

       Section 10.7. Accounting Principles. All computations of compliance with the terms hereof shall be made on the basis of generally accepted principles of accounting applied in a manner consistent with those used in the preparation of the audit report of the Company referred to in the first sentence of Section 5.3 hereof.

       Section 10.8. Addresses for Notices. All communications provided for herein shall be in writing and shall be deemed to have been given or made when served personally or three days after being deposited in the United States of America mail addressed, if to the Company, at 800 First Avenue South, Wisconsin Rapids, Wisconsin 54495-8020, Attention: John Swendrowski; if to the Agent at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Stephen E. Carlton; or, if to any of the Banks, at their addresses set forth on the signature pages hereto, or at such other address as shall be designated by any party hereto in a written notice given to each party pursuant to this Section 10.8.

       Section 10.9. Headings. Article and Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

       Section  10.10.  Severability  of  Provisions.   Any  provision  of  this
Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the Notes may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the Notes are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the Notes invalid or unenforceable.

       Section 10.11. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

       Section 10.12. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of an interest in the Notes. This Agreement, together with the Notes and Collateral Documents constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Banks. This Agreement, the Loan Documents and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with the internal laws of the State of Wisconsin. Venue for the settlement of disputes under this Agreement shall be in the United States District Court for the Eastern District of Wisconsin or the Circuit Court of Milwaukee County, Wisconsin. The Company consents to the exercise of jurisdiction by these courts and the vesting of venue therein. THE COMPANY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS TO ALL SUCH SERVICE OF PROCESS MADE BY MAIL OR BY MESSENGER DIRECTED TO IT AT THE ADDRESS SPECIFIED IN SECTION 10.8 HEREOF.

       Section 10.13. Rights of Banks.

              (a) The Company authorizes the Agent to disclose to any Bank any financial or other information pertaining to the Company.

              (b) If any Bank (each, a "Replaceable Bank") requests compensation pursuant to Sections 2.7, 2.8, 2.9, 2.10 or 3.7 hereof at a rate materially in excess of that requested by any other Bank, the Company may, with the consent of the Agent, which consent shall not be unreasonably withheld, propose that another lender (a "Replacement Bank") which lender may be an existing Bank, be substituted for and replace the Replaceable Bank for purposes of this Agreement. In the event a Replacement Bank is so substituted for the Replaceable Bank, then such substitution shall take place on a date acceptable to the Company, the Replaceable Bank and the Replacement Bank, as the case may be, but in no event later than the latest maturity date of any financial accommodations then outstanding hereunder, and such substitution shall take place through the execution of such instruments and documents as are required under Section 10.14(a) and (b) hereof. All expenses of the Bank incurred in connection with the foregoing shall be paid by the Company.

              (c) In the event the Bank or any Participant shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on or in respect of any loan or other obligation outstanding under this Agreement or the other Loan Documents in excess of its ratable share of payments on all such loans and other Obligations then outstanding, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of such loans and other obligations held by each such other party (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing party, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

       Section 10.14. Addition of Banks. Any Bank, at any time upon at least two
(2) Business Days prior written notice to the Agent and the Company, may assign all or a portion (provided such portion is not less than Five Million Dollars ($5,000,000) in the aggregate) of such Bank's Notes and loans to a domestic or foreign bank (having a branch office in the United States of America), an insurance company or other financial institution (an "Applicant") on any date (the "Adjustment Date") selected by such Bank, but only so long as the Company and the Agent shall have provided their prior written approval of such proposed Applicant, which prior written approval will not be unreasonably withheld. Notwithstanding the foregoing, no such consent of the Company shall be required subsequent to thirty (30) days after the occurrence and during the continuance of an Event of Default. Upon receipt of such approval and to confirm the status of each additional Bank as a party to this Agreement and to evidence the assignment in accordance herewith:

              (a) The Agent, the Company, the assigning bank and such Applicant shall, on or before the Adjustment Date, execute and deliver to the Agent an Assignment Certificate in substantially the form of Exhibit 10.14 (an "Assignment Certificate");

              (b) The assigning bank or the Applicant shall pay the Agent a processing fee of Three Thousand Five Hundred Dollars ($3,500);

              (c) The Company will execute and deliver to the Agent, for delivery by the Agent in accordance with the terms of the Assignment Certificate, (i) a new Revolving Credit Note payable to the order of the Applicant in amounts corresponding to the Percentage of the Revolving Credit Commitment acquired by such Applicant, and (ii) a new Revolving Credit Note payable to the order of the assigning Bank in an amount corresponding to the retained Percentage of the Revolving Credit Commitment. Such new Notes shall be in aggregate principal amounts equal to the aggregate principal amounts of the Note to be replaced, shall be dated the effective date of such assignment and shall otherwise be in the form of the Revolving Credit Note to be replaced thereby. Such new Notes shall be issued in substitution for, but not in satisfaction or payment of, the Notes being replaced thereby and such new Revolving Credit Note shall be treated as a Revolving Credit Note for purposes of this Agreement.

       Upon the execution and delivery of such Assignment Certificate and such new Notes and the payment of the processing fee: (a) this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such additional Bank and the resulting adjustment of the Percentages arising therefrom; (b) the assigning Bank shall be relieved of all obligations hereunder to the extent of a reduction of the assigning Bank's Percentage; and (c) the additional Bank shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Bank herein and in each other Loan Document or other document or instrument executed pursuant hereto and subject to all obligations of a Bank hereunder, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Required Banks or all Banks. Promptly after the execution of any Assignment Certificate, a copy thereof shall be delivered by the Agent to each Bank and to the Company. In order to facilitate the addition of additional Banks hereto, the Company and the Banks shall cooperate fully with the Agent in connection therewith and shall provide all reasonable assistance requested by the Agent relating thereto, including, without limitation, the furnishing of such written materials and financial information regarding the Company as the Agent may reasonably request, the execution of such documents as the Agent may reasonably request with respect thereto, and the participation by officers of the Company, and the Banks in a meeting or teleconference call with any Applicant upon the request of the Agent.

       Section 10.15. WAIVER OF JURY TRIAL. THE COMPANY AND THE BANKS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY LOAN DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER.

       10.16. Confidentiality. Each of the Agent and the Banks agrees to keep confidential all non-public information provided to it by the Company or any Subsidiary pursuant to this Agreement that is designated by the Company or any Subsidiary as confidential; provided; however, that nothing contained herein shall prevent the Agent or any Bank from disclosing any such information (a) to the Agent, any other Bank or any affiliate of any Bank, (b) to any Applicant or prospective Applicant which agrees to comply with the provisions of this Section, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon request or demand of any governmental authority having jurisdiction over it, (e) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any law, rule or regulation, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section, or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

SECTION 11.  THE AGENT.

       Section 11.1. Appointment and Authorization. Each Bank hereby irrevocably appoints Firstar as Agent for the Banks under this Agreement and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incident thereto. The relationship between the Agent and the Banks is and shall be that of Agent and principal only, and nothing contained in this Agreement or any other Loan Document shall be construed to constitute the Agent as a trustee or fiduciary for any Bank or the Company.

       Section 11.2. Agent and Affiliates. In its capacity as a Bank hereunder, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and the agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if it were not the Agent hereunder. The terms Bank and Banks as used in the Loan Documents, unless the context otherwise clearly requires, include the Agent in its individual capacity as a Bank.

       Section 11.3. Action by Agent. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless the Agent shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement does not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder. Without limiting the generality of the foregoing, the agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Section
8.2. The Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on the Agent any fiduciary obligations to the Banks or the Company.

       Section 11.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

       Section 11.5. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Section 6, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The

Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, request or statement (whether written or oral) or other document believed by it to be genuine or to be signed or sent by the proper party or parties and, in the case of legal matters, in relying on the advice of counsel (including counsel for the Company). The Agent may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein unless and until the Agent receives notice of the assignment of the Note and the indebtedness held by a Bank hereunder pursuant to an assignment contemplated by Section 10.14 hereof.

       Section 11.6. Indemnification. Each Bank shall, ratably in accordance with its Percentage, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expenses (including reasonable counsels' fees and disbursements) , claims, demands, actions, losses, obligations, damages, penalties, judgments, suits or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

       Section 11.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

       Section  11.8.  Resignation  or  Removal  of Agent and  Successor  Agent.
Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Company at any time. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint, with the consent of the Company, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after, as the case may be, the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof that has a combined capital and surplus of at least Two Hundred Million Dollars ($200,000,000). Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

       Section 11.9. Payments. Unless the Agent shall have been notified by a Bank prior to the date on which such bank is scheduled to make payments to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Company the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Company attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Company will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Company will have no liability under Section 2.10 hereof with respect to such payment. If any Bank shall fail to fund a Loan which it is obligated hereunder to fund, such Bank shall pay the reasonable attorneys' fees incurred by the Company in enforcing its right to borrow such a Loan. However, if it is determined that such Bank was not obligated to fund such Loan, the Company shall pay to such Bank any reasonable attorneys' fees incurred by such Bank in defending such an action.

                            [Signatures on next page]

       Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

  Dated as of March 15, 1999.

                                 NORTHLAND CRANBERRIES, INC.




                                 By:   /s/John A. Pazurek
                                       John A. Pazurek, Chief Financial Officer,
                                       Vice President-Finance and Treasurer


         Accepted and agreed to at Milwaukee, Wisconsin as of the day and year last above written.

                                 FIRSTAR BANK MILWAUKEE, N. A.



                                 By:   /s/
                                 Its:

                                 Percentage:       21.42857143%



                                 NORWEST BANK MINNESOTA, N.A.



                                 By:   /s/
                                 Its:

                                 Percentage:       17.85714286%

                                 Address:
                                            Sixth and Marquette
                                            Minneapolis, Minnesota  55479-0091
                                            Attention: Kenneth E. LaChance,
                                                       Portfolio Banking Officer

                                 MERCANTILE BANK NATIONAL ASSOCIATION



                                 By:   /s/
                                 Its:

                                 Percentage:       14.28571429%

                                 Address:
                                            Mercantile Tower
                                            721 Locust Street, Tram 12-3
                                            St. Louis, Missouri  63101
                                            Attention: John Stichnoth, Assistant
                                                       Vice President


                                 U.S. BANK NATIONAL ASSOCIATION


                                 By:   /s/
                                 Its:

                                 Percentage:       14.28571429%

                                 Address:
                                           201 West Wisconsin Avenue
                                           Milwaukee, Wisconsin  53202
                                           Attention:  John P. Hankerd


                                 BANK OF AMERICA, NATIONAL TRUST & SAVINGS
                                 ASSOCIATION



                                 By:   /s/
                                 Its:

                                 Percentage:       10.71428571%

                                 Address:
                                          231 South LaSalle Street
                                          Chicago, Illinois  606097
                                          Attention:   Edward L. Cooper III,
                                                       Vice President

                                 ST. FRANCIS BANK, F.S.B.



                                 By:   /s/
                                 Its:

                                 Percentage:       7.14285714%

                                 Address:
                                          13400 Bishops Lane, Suite 190
                                          Brookfield, Wisconsin  53005-6203
                                          Attention: John Tans, Vice President/
                                                     Commercial Banking



                                 M&I MARSHALL & ILSLEY BANK



                                 By:   /s/
                                 Its:

                                 Percentage:       7.14285714%

                                    Address:
                                            770 North Water Street
                                            Milwaukee, Wisconsin  53202
                                            Attention: Dennis D. Finnigan, Vice
                                                       President



                                 BANKBOSTON, N.A.



                                 By:   /s/
                                 Its:

                                 Percentage:       7.14285714%

                                    Address:
                                             100 Federal Street
                                             MA BOS 01-09-06
                                             Boston, Massachusetts  02110
                                             Attention:Paul R. Crimlisk, Vice
                                                        President

                                LIST OF EXHIBITS



               Exhibit 1.1                Form of Revolving Credit Note
               Exhibit 1.2                Form of Swing Line Note
               Exhibit 1.5                Form of L/C Agreement
               Exhibit 7.4                Form of Compliance Certificate
               Exhibit 10.14              Form of Assignment Certificate

                             LIST OF SCHEDULES



               Schedule 4.1(a)            Company Real Property and Improvements
               Schedule 4.1(b)            Company Marshes
               Schedule 5.4               Litigation; Taxes; Consents
               Schedule 7.11              Existing Liens